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                                  EXHIBIT 99.1

                     CERTIFICATION OF CHIEF EXECUTIVE OFFICER

             PURSUANT TO 18 U.S.C. SS. 1350, AS ADOPTED PURSUANT TO
                    SS. 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Hemagen Diagnostics, Inc. on Form 10-QSB for the period ending December 31, 2002, the quarterly report, I, William P. Hales, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1). The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ William P. Hales
--------------------
William P. Hales
President and Chief Executive Officer

February 14, 2003